SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


     Date of Report (Date of earliest event reported): September 28, 2001


                  CANTERBURY CONSULTING GROUP, INC.
                  ---------------------------------
          FORMERLY CANTERBURY INFORMATION TECHNOLOGY, INC.
       (Exact name of registrant as specified in its charter)

         Pennsylvania                                  23-2170505
-------------------------------                -----------------------
(State of Incorporation)                 (IRS Employer Identification Number)


                         1600 Medford Plaza
                       Rt. 70 & Hartford Road
                     Medford, New Jersey  08055
              (Address of principal executive offices)

                  Telephone Number:  (609) 953-0044














ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 28, 2001, the Registrant executed a Stock Purchase Agreement and effectuated a Closing with Ceridian Corporation, a Delaware corporation, who is the sole owner of User Technology Services Inc., a New York corporation, whereby the Registrant acquired all of the issued and outstanding shares of capital stock of User Technology Services Inc. from Ceridian for the following consideration: (a) a two million, three hundred fifty thousand, three hundred thirty-four dollar ($2,350,334) cash payment (equal to the Tangible Net Worth of Usertech, per the Acquisition Balance Sheet); plus, (b) a one million, two hundred thousand dollar ($1,200,000) promissory note payable in three equal annual installments of four hundred thousand dollars ($400,000) each plus interest, beginning on the first anniversary of the closing. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 1.

     The above summary information does not purport to be complete, and is qualified in its entirety by reference to the Stock Purchase Agreement filed as
Exhibit 1 to this Form 8-K filing.

 	Since its founding in 1979, User Technology Services Inc. has focused on business processes and user's needs and has established a solid reputation for client satisfaction, and results-oriented training and support solutions. Usertech has been on the leading edge of employee support offering database design and development, needs analysis, online learning, individually designed training programs, and web-based training. Usertech focuses on people and how their jobs are affected by technology.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          A.  Financial Statements:
              None.
          B.  Proforma Financial Statements:
              None.
          C.  Exhibits:

              1.  Stock Purchase Agreement between Canterbury Consulting Group,
 			Inc. and Ceridian Corp. dated September 28, 2001 and Exhibits
 			thereto, including the Acquisition Balance Sheet.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        	CANTERBURY CONSULTING GROUP, INC.

                                      BY:	/s/Kevin J. McAndrew
                                       	----------------------------
                                         	Kevin J. McAndrew, President

Dated: October 11, 2001